Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 13, 2004, relating to the financial statements and financial statement schedule, which appear in Mechanical Technology Incorporated's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

s/ PricewaterhouseCoopers LLP

Albany, New York

January 5, 2005